Exhibit 4.37

Contract No.: No.2210006357X

Guangzhou city stock housing sales contract

Stock housing sales contract description

1. Before the signing of this contract, the parties shall carefully read all the terms of this contract and fully negotiate with them. If the terms and words of the contract are inconsistent, they shall reach a consensus through consultation and may clearly agree with them in the contract when necessary. After the contract becomes effective, any dispute between the parties arising to the terms and terms of the contract shall be settled through negotiation; if it cannot be resolved through negotiation, they may bring a suit to the people’s court or apply to the arbitration institution according to the dispute settlement channels agreed in the contract.

2. In order to reflect the principle of the white wish of the parties to the contract, there are blank lines after the relevant provisions in the contract text for the parties to agree or supplement the agreement. The parties may modify, supplement or delete the contents of the text clauses. After the contract is signed, the unpublished printed text shall be deemed to be agreed to by the parties.

3. For the contract, the blanks and other contents to be deleted or added, the parties shall determine through negotiation.

4. Before signing the contract, the parties concerned shall present the relevant certificates and supporting documents that must be provided by them.

5. The “stock housing sales transaction” referred to in this contract refers to the house owner who has handled the property right registration and obtained the real estate ownership certificate to transfer the house again.

6. This contract is used for the sale and sale of stock housing. Once signed, the parties or their entrusted agents shall timely transfer the transaction formalities to the real estate transaction registration agency with the written stock housing sale contract and relevant materials.

7. According to the relevant provisions of the state, the real estate intermediary service agencies or employees shall not collect and manage the stock of housing transaction funds, if there is a violation, please dial 12345 to reflect.

8. The seller shall carefully choose the payment method to deliver the house payment. In order to protect the stock housing transaction and the security of funds, it shall choose the way of fund custody as far as possible, so as to reduce risks and avoid disputes.

9. According to the provincial Development and Reform Commission, the provincial Department of Housing and Urban-Rural Development related notice spirit, real estate service consulting fees, real estate brokerage service fees implementation of market regulation prices. The service fee standard of real estate brokerage shall be determined by the entrusting and entrusted parties in accordance with the principles of fairness, justice and rationality, and according to the service content, service cost, service quality and the state of market supply and demand.

10. If the buyer needs to entrust the mortgage bank to go through the mortgage loan procedures, he should choose the mortgage bank with the mortgage agent qualification. For relevant information, he can log on the website of Guangzhou Housing and Urban-Rural Development Commission (http: / / wwww.gzcc.gov. And n) to query.

11. It is the duty of every citizen to pay tax according to law. All parties shall truthfully declare the transaction price, and shall not evade tax by means of underreport, concealment, or omission, otherwise they shall bear the legal liability arising therefrom.

12. If there is no agreement on the rights and obligations of the parties, it may be agreed separately through negotiation.

13. The description of this contract has been read by the parties and signed it as follows :

Party A (seller) (signature and seal) : less spoon	Party B (Buyer) (signature and seal) :
Entrusted Agent (signature and seal) :	/ Entrusted Agent (signature) :’
date :	date :

Party C (Real estate intermediary service agency) (signature) : Broker

(signature) :

date :

Stock housing sales contract

Party A (Seller 1): Qiu Huadi (individual)

Certificate	Resident ID card: ID card No.: [*]；
type: Date of	130606 Unit 499: E-mail address: / :
birth: Contact :	/ ; Contact Address: Haizhu District, Guangzhou City.
Number: Postal	Guangzhou Shuzhi Communication Culture Co., LTD (one. Position)
Code:, Party B	Business license of the enterprise as a legal person; Certificate No.: [*];
Contact number: 18675856167; Email: ;
zip code: ;	Contact address: Room 1101, No.156, South Road, Haizhu District, Guangzhou (Office only)

Entrusted agent : Chen Lian

Certificate type: resident identity card	Certificate No.: [*];
Contact number: 18675856167; Email: :
Postal code: _ ; Contact address: Guangzhou City;

Party C (real estate intermediary service agency): Guangzhou Fu’an Real Estate Investment Consulting Co., Ltd

Qualification No. : 201105752; Business License No.: [*]:
Record address: No.75, Qiaogang Road, Haizhu District, Guangzhou City;
Legal representative: Xu Yingyan; Tel: 18026222711;
Email: / ; Code: 510000:
Address: No.75, Qiaogang Road, Haizhu District
broker: Post wave ; Practice License No.: [*];
Contact number: 18520407201: Email address: 503574495@qq.com ；
Postal code: 510000; Contact address: 75, Qiaogang Road, Haizhu District, Guangzhou

On the principle of good faith, the parties of Party A, Party B and Party C reached through friendly consultation:

Article 1. Ownership of real estate

1. Real estate address (hereinafter referred to as “the real estate”): Room 1101, No.156, South Road, Haizhu District

2. Real estate right certificate No.: 56494.

3. Floor area: 71.2949 square meters: floor area of the set: 50.149 square meters: Transfer area of this transaction: 71.2949 square meters.

4. Property of house use: office.

5. Building structure: reinforced concrete ten (jia stone, settle), the total number of floors: 22, the number of floors in the real estate: 11, construction time: /_.

6. Housing common situation: nothing.

7. The real estate mortgage and other other rights.

8. The real estate is sold to Party B in the current situation, and Party B or its agents shall carefully inspect and understand the situation of the real estate. The real estate:

(1) No furniture and electrical appliances;

(2) No lease contract;

(3) No hukou

9. Other situations that need to be explained: / °

Party A warrants that the ownership of the real estate filled in and provided is true, that it enjoys the complete property right of the real estate, and that it does not have any other circumstances not explained to Party B and does not infringe the rights and interests of a third party. Otherwise, assume the corresponding legal responsibility.

Article 2 Price calculation and price

Party A and Party B agree to calculate the real estate price in the following way:

1. The real estate is sold and priced by the whole set, and the total amount (RMB) RMB 3,220,000 only (in words: Winter hundred Twenty Gu; ten thousand yuan).

2. The real estate is sold and priced at /, the unit price of the real estate (/) ¥ / yuan / square meter, the total amount / yuan is in words: / yuan) 0

Article 3 Payment

Party A and Party B shall choose to deliver the house payment by self-delivery through negotiation.

Party A and Party B choose to deliver the house payment by themselves

After full negotiation, Party A and Party B shall choose to deliver the house payment by themselves. In case of any dispute or other consequences arising therefrom, the party shall take its own risk. The signature of both parties is true

When signing this Contract, Party B shall pay Party A (RMB) Y 100.000 only (in words: One hundred thousand yuan) as a purchase deposit

(When the first payment of the house is automatically converted into part of the house payment), and the-secondary payment: lump-sum payment:

Article 4 Delivery time and handover procedures

1. Party A and Party B agree that the time of the real estate for delivery is the day when the seller receives the building payment, and party A and Party B shall inspect the house together on the day after the delivery, both parties shall sign the confirmation of the real estate handover, which shall be deemed to have been delivered for use.

2. Party a shall, the real estate 1E type delivery before use, pay the real estate in the building all arrears and expenses (such as bank loans, taxes, debt, water and electricity, gas, telephone, network, cable TV, management fees and other fees) o party a guarantees party b after the transaction to the party a arrears and payable negative expensive.

3. Party A and Party B agree that the special property maintenance funds for the traded real estate shall be handled in the following ways:

（1）The real estate does not need to establish a special property maintenance funds according to law.

（2）The real estate has been deposited with the special maintenance fund, and Party A agrees to transfer the balance of the special maintenance fund account to Party B at the same time with the ownership of the premises. Party B shall, within one days after the transfer of the real estate transaction, handle the name change with the contract, the house ownership certificate, ID card and other special account management bank.

（3）The real estate has not yet deposited the property special maintenance funds, which shall be handled in the first way as follows:

a. After Party A deposits the special maintenance funds of the property within days after the effective date of this Contract, Party Kou J shall handle the transaction transfer procedures of the real estate. Party B shall, within / days, present the name change of this contract, house ownership certificate, ID card and other special account management bank.

b. Party B shall deposit the funds according to the relevant provisions of the national, provincial and municipal property special maintenance funds.

Article 5 Registration of property right transfer

Party A and Party B agree to register the property right transfer according to the following ways:

Party A and Party B shall jointly handle: Party A and Party B shall apply to the real estate registration authority for property right transfer registration before December 31,2022.

Party C shall assist: Party C shall assist party A and Party B in completing the property right transfer registration procedures at the real estate registration authority, and deliver the real estate right certificate with Party B as the property owner to Party B.

In this case, Party C shall truthfully inform party A and Party B to provide for the registration of property right transfer. Party A and Party B shall receive party C

After the real estate registration authority shall provide the documents within working days after the written notice.

Other methods: / °

Article 6 Payment of tax and fees

1. Party A and Party B shall pay the taxes in the following manner:

(1) Pay each tax according to the government regulations;

(2) The seller shall bear all the taxes and fees;

(3) The Buyer shall bear all the taxes.

2. After the signing of this contract, if the government and relevant departments adjust the taxes and fees, the adjusted part shall be paid in the second way below:

(1) all the seller shall bear the tax ;

(2) all shall be borne by the buyer;

(3) the buyer and the seller shall bear each party; (4) other / °

Article 7 Payment of intermediary service fees and other expenses

1. After Party C causes the parties to sign this Contract according to law, the parties shall pay the intermediary service fee to Party C on the day of signing the contract, among which:

（1）Party A shall pay party C the intermediary service fee (RMB) RMB 0 only (in words: RMB 0)

（2）Party B shall pay to Party C the intermediary service fee (RMB) RMB 0% (in words: RMB zero)

2. If either party or either party fails to pay the above intermediary service fee, the breaching party shall pay Party C a liquidated damages of 0.05% of the unpaid intermediary service fee every day.

3. If the contract is terminated due to the said contract behavior of any party, the breaching party shall pay the intermediary service fee to Party C on behalf of the non-breaching party. If the non-breaching party has made the payment, Party C shall not return the payment, and the breaching party shall directly compensate the non-breaching party

4. Other agreements: ° on the day of signing the contract

Article 8 Obligations and Responsibilities of Party C

1. Party C has the obligation to examine the entrustment relationship of the selling parties and the authenticity of the real estate materials.

2. The domestic party shall provide intermediary services to both parties in accordance with the principles of good faith, diligence and diligence, and perform its duties in accordance with the laws and regulations.

3. Without the written consent of both parties, the real estate intermediary service agency shall not disclose the information of both parties.

4. If the loss is caused due to the fault of Party C, Party C shall bear the compensation.

5. Others: No °

Article 9 Liability for Breach of contract

If each party fails to perform the contract or fails to perform the contract as agreed, it shall bear the corresponding liability for breach of contract in accordance with relevant laws and regulations.

Article 10 Liability for breach of contract if the transaction fails

1. If Party A fails to sell the real estate to Party B as agreed herein, it shall pay party B a liquidated damages of 20% of the transaction price of the real estate and return all the expenses paid by Party B.

2. If Party B fails to buy the real estate as agreed herein, it shall pay party A a liquidated damages of 20% of the transaction price of the real estate.

Article 11 Liability for breach of contract for delay of house delivery

If Party A fails to deliver the house within the time limit stipulated in this contract, it shall pay party B liquidated damages at 0.05% of the total house price every day. If party A fails to deliver the house within 2 days, Party B shall have the right to terminate the contract. If Party B requests to continue to perform the contract, the contract shall continue to perform, Party A shall pay party B liquidated damages according to the standard of 0. 05% of the total house price from the second date of the delivery date of the property to the actual date of delivery.

In the failure to deliver the goods on schedule due to Party B, the case shall be handled in the following ways:

Both parties shall prevail through negotiation.

Article 12 Liability for breach of contract for overdue payment

If Party B fails to pay the house payment as agreed in Article 3 hereof, it shall pay party A liquidated damages of 0.05% of the unpaid house payment every day. If party B fails to pay the house for more than 2 days, Party A shall have the right to terminate the contract.

If Party A requests to terminate the contract, it shall return the house payment paid by Party B to Party B within 10 days from the date when the termination of the contract notice reaches Party B.

Article 13 Liability for breach of contract for delay in handling the property right registration

If the real estate ownership certificate cannot be obtained on schedule due to Party A or Party B, both parties agree to deal with the following ways: No-2_:

1. The breaching party shall pay the liquidated damages of 1 / yuan, and the contract shall continue to be performed.

2. If the contract is terminated and the transaction is terminated, the parties shall not hold each other liable for breach of contract.

3. Others: 0.05% of the total house payment is calculated by day from the overdue date.

Article 14 Exercise of the right of unilateral termination

If Party A or Party B exercises the right to unilaterally terminate the Contract as agreed herein, it shall notify the other party in writing, and the Contract shall be terminated when the notice reaches the other party.

Article 15 Disclaimer clause

After the signing of this Contract, if the contract needs to be delayed or terminated due to force majeure, the parties shall not be liable for breach of contract.

Article + 6 The dispute over the settlement of the ■ discussion

Any dispute arising from the performance of this Contract shall be settled by the parties through negotiation; if no agreement fails, the dispute shall be settled in the following manner:

1. Submit it to Guangzhou Arbitration Commission for arbitration;

2. Submit to the jurisdiction of the local court-

Article 17 Agreement for service

The mailing addresses of all parties recorded on the front page of this Contract shall be the delivery addresses of all notices, documents, materials, etc. If there is any change in the above address, it shall notify the parties concerned in writing within 3 days after the change, otherwise, it shall be deemed to have been served once delivered to the above address.

Article 18 This contract consists of 6 pages in 4 copies; Party A, Party B, real estate intermediary service agency and real estate transaction registration department.

Article 19 Other provisions

L Commitment to abide by the real estate market regulation policy: Both buyers and sellers promise to abide by the relevant provisions of the housing purchase restriction policy, and the buyer promise to declare the purchase information. Real and accurate, and bear the relevant responsibilities caused by the false declaration;